UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005

CHINA ENERGY & CARBON BLACK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	0-30173 (Commission File No.)	58-1667944 (IRS Employer Identification No.)

B-27C Construction Plaza, No. 26 Guang Ming Road, Urumqi Xinjiang, China (Address of principal executive offices)
011-86-99-1883-8589 (Registrant’s telephone number)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

As used in this report, “we”, “us,” “our,”  “Company” or “CHEY” refers to China Energy & Carbon Black Holdings, Inc., a Nevada corporation

On July 29, 2005, we entered into an Agreement for Share Exchange (the “Agreement”) with Xin Jiang Zhe Pu Natural Gas Power Company Limited (“Zhe Pu Power”) and the individual shareholders of Zhe Pu Power (“Shareholders”).  Pursuant to the Agreement, we agreed to issue 39,200,000 shares of restricted common stock to the Shareholders in exchange for transfer of 100% of the ownership interests of Zhe Pu Power to our wholly-owned subsidiary Xin Jiang YaKeLa Carbon Black Holdings, Inc.

There is no material relationship between the Company or its affiliates and Zhe Pu Power or the Shareholders other than in respect of the Agreement for Share Exchange.

Section 2 - Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On August 1, 2005, we completed the share exchange transaction with Zhe Pu Power pursuant to the terms of the Agreement for Share Exchange.   On that date we issued 39,200,000 shares of our common stock to the shareholders of Zhe Pu Power, or their designees, in exchange for the transfer of 100% of the ownership interests of Zhe Pu Power to our wholly-owned subsidiary, Xin Jiang YaKeLa Carbon Black Holdings, Inc.

Following completion of the share exchange transaction, Zhe Pu Power became the  wholly-owned subsidiary of our subsidiary Xin Jiang YaKeLa Carbon Black Holdings, Inc.

Zhe Pu Power owns a power plant in Xinjiang Province in northwestern China.  The assets of Zhe Pu Power have an unaudited value of approximately $6,800,000.  Accordingly,  the acquisition of Zhe Pu Power constitutes the acquisition of a significant amount of assets for purposes of the filing of a report on Form 8K because the net book value of the underlying assets of Zhe Pu Power is greater than 10% of our total assets.

Other than with respect to the Agreement for Share Exchange, prior to the closing of the share exchange transaction there was no material relationship between us, or our affiliates, and any of the other parties to the Agreement.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On August 1, 2005, the Company issued 39,200,000 shares of its common stock in a share exchange transaction which was not registered under the Securities Act of 1933.  The shares were issued to the shareholders of Xin Jiang Zhe Pu Natural Gas Power Company Limited, a Chinese corporation, in exchange for the transfer of 100% ownership of Zhe Pu Power to our wholly-owned subsidiary, Xin Jiang YaKeLa Carbon Black Holdings, Inc.  The

shares were issued in reliance upon exemptions from registration for transactions which constitute “offshore transactions” as defined in Regulation S under the Securities Act of 1933.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

The closing under the Agreement for Share Exchange with Zhe Pu Power resulted in a change of control of the Company.  Prior to closing of the share exchange transaction, the Company had a total of 7,713,687 shares issued and outstanding.   To complete the share exchange transaction, the Company issued a total of 39,200,000 shares to the persons who were previously the owners of Zhe Pu Power, or their designees. Accordingly, following completion of the share exchange transaction, the 7,713,687 shares owned by the previous shareholders of the Company, as a group, represented only approximately 16.44% of the Company’s issued and outstanding common stock, while the persons who were previously the owners of Zhe Pu Power, or their designees owned a total of 39,200,000 shares, or approximately 83.56% of the Company’s issued and outstanding common stock.

The sole consideration received by the Company for issuance of 39,200,000 shares of its common stock was the transfer of ownership of Zhe Pu Power to the Company’s wholly-owned subsidiary, Xin Jiang YaKeLa Carbon Black Holdings, Inc.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.

The audited financial statements of Xin Jiang Zhe Pu Natural Gas Power Company Limited as of and for the years ended December 31, 2004 and 2003, and the unaudited financial statements as of and for the six months ended June 30, 2005, which are required to be filed as part of this Current Report on Form 8-K are not currently available.  Such financial statements shall be filed by amendment to this report on Form 8-K.

(b)

Pro forma financial information.

The unaudited Pro Forma Consolidated Financial Statements of China Energy & Carbon Black Holdings, Inc., and Xin Jiang Zhe Pu Natural Gas Power Company Limited, as of December 31, 2004 and as of June 30, 2005, which are required to be filed as part of this Current Report on Form 8-K are not currently available.  Such financial information shall be filed by amendment to this report on Form 8-K.

(c)

Exhibits.

2.5

Agreement for Share Exchange signed between the Company, Xin Jiang YaKeLa Carbon Black Holdings, Inc., Xin Jiang Zhe Pu Natural Gas Power Company Limited, and the Shareholders of Zhe Pu Power, dated July 29, 2005, incorporated by reference from 8K dated January 1, 2005, filed with the SEC on January 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY & CARBON BLACK HOLDINGS INC. (Registrant)

Date: August 4, 2005	By: /s/ Guo Yuan Wang, Chairman and CEO

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